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                        RELEASE AND SETTLEMENT AGREEMENT

     This Release and Settlement Agreement ("AGREEMENT") is effective this 31st day of July, 1997, hereinafter the date of this AGREEMENT, between Oak Technology, Inc. ("OAK TECHNOLOGY"), a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Sunnyvale, California, U.S.A., and United Microelectronics Corporation ("UMC"), an entity organized and existing under the laws of the Republic of China (Taiwan) with its headquarters at No. 13 Innovation Road 1, Science-Based Industrial Park, Hsinchu, Taiwan.

     WHEREAS, OAK TECHNOLOGY owns by assignment the entire right, title, and interest in and to U.S. Patent No. 5,581,715 ("the '715 patent") entitled "IDE/ATA CD Drive Controller Having a Digital Signal Processor Interface, Dynamic Random Access Memory, Data Error Detection and Correction, and a Host Interface" issued December 3, 1996;

     WHEREAS, OAK TECHNOLOGY requested the United States International Trade Commission to commence an investigation of unlawful activity in violation of OAK TECHNOLOGY'S patent, pursuant to the provisions of section 337 of the Tariff Act 1930 as amended, and named UMC as a proposed respondent to the investigation alleging that UMC has engaged and continues to engage in the unlicensed manufacture, importation, sale for importation, and/or sale within the United States after importation of CD-ROM Controller devices within the scope of one or more of the apparatus claims 1 through 10 of the '715 patent, and products containing same, including, but not necessarily limited to CD-ROM Controller devices UM1101, UM1101A, UM1101AF,

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UM1101B and UM1102;

     WHEREAS, OAK TECHNOLOGY and UMC desire now to address the question of UMC's alleged use of the invention of the '715 patent;

     NOW, THEREFORE, in consideration of the recitals, covenants and promises set forth herein, the parties, intending to be bound, hereby agree as follows:

1.0  DEFINITIONS

     1.1 "CD-ROM Controller Devices" shall mean semiconductor products, whether integrated or otherwise, that control access to data stored on a CD-ROM mass data storage device and that control communications between the CD-ROM mass data storage device and a host computer.

     1.2 "Agreement Product" shall mean CD-ROM Controller Devices manufactured by or on behalf of UMC, or any entity in which UMC directly or indirectly has an ownership interest of twenty-five percent (25%) or more, on which any claim of the '715 patent reads literally or covers through equivalence, except that Agreement Product shall not include any products which are CD-ROM Controller Devices made in a foundry relationship (including a foundry joint venture) for a customer in which UMC does not directly or indirectly have an ownership interest
of twenty-five percent (25%) or more so long as (i)[     *
                                                 ] and/or (ii) [
                                      *           ]

     1.3 "Limited Basis" shall mean UMC's manufacture and/or sale of Agreement Products in production lots of no more than 50,000 units per lot, for a time period ending six months after the date of this AGREEMENT.

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2.0   PAYMENT

     2.1  [      *

                                                ]

     2.2  [      *
                                                ]

3.0 RELEASE, COVENANT NOT TO SUE, WITHDRAWAL OF COMPLAINT, COVENANT OF NON-INFRINGEMENT, AND WARRANTY OF NO IMPORTATION

     3.1 Except for Agreement Products manufactured on a Limited Basis, UMC agrees to cease and desist its manufacture of any Agreement Product as of the date of this AGREEMENT.

     3.2 For so long as and to the extent that UMC is in compliance with the terms of this AGREEMENT, OAK TECHNOLOGY covenants and agrees that it shall not assert against UMC, or its officers, directors, employees, or direct and/or downstream customers, any claim that Agreement Products manufactured prior to the date of this AGREEMENT or that Agreement Products manufactured on a Limited Basis infringe the '715 patent. In the event that UMC is in breach of this AGREEMENT, as to Agreement Products not made and sold in compliance with this AGREEMENT, UMC agrees that this covenant not to sue shall terminate and that OAK TECHNOLOGY shall have available to it all remedies under this AGREEMENT and otherwise, at law and equity, including monetary damages and injunctive relief.

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     3.3  Upon [      *                    ] and provided further that UMC is in
compliance with the terms of this AGREEMENT, (a) OAK TECHNOLOGY covenants and agrees that is shall promptly seek withdrawal of its aforementioned complaint against UMC, Lite-On Group, Lite-On Technology Corp., Behavior Tech Computer Corp. and Behavior Tech Computer (USA) Corp. filed with the United States International Trade Commission based upon UMC CD-ROM Controller Devices, and (b) OAK TECHNOLOGY further agrees that UMC and its customers are released from all claims based on manufacture and sale of Agreement Products after the date this AGREEMENT.

     3.4 Except as expressly set forth in this AGREEMENT, no license or immunity is granted by OAK TECHNOLOGY to UMC either directly or by implication, estoppel or otherwise under the '715 patent or otherwise. No release of liability for claims of infringement of the '715 patent, other than the above covenant not to sue and withdrawal of the complaint, is granted by OAK TECHNOLOGY to UMC, for its own behalf or for its customers, mediate and immediate, with respect to any items manufactured, used, sold, imported, or otherwise transferred by UMC.

     3.5 UMC covenants not to hereafter infringe the '715 patent with unlicensed Agreement Products and warrants that no Agreement Product shall be imported by anyone into the United States after the date of this AGREEMENT and before the expiration of the '715 patent, unless such Agreement Products are
manufactured on a Limited Basis; and/or were [     *            ]

     3.6 In the event UMC infringes the '715 patent with unlicensed Agreement Products, or in the event any Agreement Product not manufactured on a Limited Basis is


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imported into the United States after the date of this AGREEMENT and before the
expiration of the '715 patent, UMC agrees [          *

                                                            ]

4.0  AUDIT PROVISIONS

     4.1  UMC shall keep records in sufficient detail [     *

                          ], and, at the request and expense of OAK TECHNOLOGY, except as provided below, will permit an auditor acceptable to UMC and OAK TECHNOLOGY to examine such records and other materials as may be reasonably required by the auditor to verify UMC's compliance with this AGREEMENT.
     The auditor shall be instructed to report to OAK TECHNOLOGY only the fact of compliance or the extent and nature of non-compliance.

     4.2  [    *


                                                  ]

     4.3 The auditor's examination shall occur during ordinary business hours and shall not unreasonably interfere with UMC's business operations. The auditor shall have the right to examine UMC's records and other materials each six months for the first three years after the date of this AGREEMENT, and once in each calendar year thereafter until six years after the date of this AGREEMENT.

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5.0  OTHER CONDITIONS OF SETTLEMENT AND RELEASE

     5.1  Although UMC does not admit infringement, validity or enforceability
     of the '715 patent, [    *


                                                            ]

     5.2 UMC agrees not to assert any legal claims, known or unknown, arising out of or related to OAK TECHNOLOGY'S above request to commence an investigation by the United States International Trade Commission or arising out of this Settlement Agreement (unless based on a breach thereof).

     5.3 Upon the advice of legal counsel, each party waives against the other all rights under California Civil Code section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     5.4 The parties agree that either may issue the press release attached to this AGREEMENT on or about the date of this AGREEMENT.

6.0       ACKNOWLEDGMENTS

     6.1     For at least the following reasons, UMC acknowledges [   *
      ]  pursuant to this AGREEMENT [       *                      ]without
regard to whether such Agreement Products were implicated in infringement or

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importation:

          a.        [    *

                                                  ];

          b. It is burdensome to determine the actual destination of Agreement Products;

          c. To the extent that manufacture of Agreement Products is permitted in the future, flexibility as to where such Agreement Products may be sold is advantageous to UMC;

          d. Oak hereby waives any claim for attorney fees and claims for enhanced damages for past infringement; and

          e.  [      *
                                                         ]

7.0  REPRESENTATIONS, DISCLAIMERS AND WARRANTIES

     7.1 Each of the parties hereto represents, warrants, and agrees that it has received independent legal advice from its attorneys with respect to the advisability of making this settlement and release provided for herein and with respect to the advisability of executing this AGREEMENT.

     7.2 Each of the parties hereto represents, warrants, and agrees that it has not assigned or otherwise transferred to any third party any interest in any claim it may have against another party to this AGREEMENT, and agrees to indemnify and hold other parties hereto harmless from any liability, including but not limited to attorneys' fees,

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costs, and expenses resulting from its having assigned or transferred such an interest to a third party.

     7.3 Each of the parties hereto represents, warrants, and agrees that it has the full right and authority to enter into this AGREEMENT, and that the officer executing this AGREEMENT on behalf of it has the full right and authority to commit and bind it to this AGREEMENT.

     7.4 This is a compromise of disputed claims and not an admission of anything.

     7.5 Except as required by law, the terms of this AGREEMENT are Confidential, provided however that the parties may disclose the attached press release, and the attached form of this AGREEMENT (or such other required form) as may be reasonably necessary for compliance with public filing requirements.

8.0  SUCCESSORS AND ASSIGNS

     8.1 This AGREEMENT is binding on OAK TECHNOLOGY and UMC and their successors and assigns under this AGREEMENT.

     8.2 Notwithstanding section 8.1, this AGREEMENT and any other rights or obligations arising under this AGREEMENT may not be assigned by UMC unless assigned in connection with the acquisition of a controlling interest in UMC or substantially all the assets of UMC.

9.0  COMPLETE AGREEMENT

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     This AGREEMENT constitutes the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, and covenants between the parties with respect to the subject matter hereof. This AGREEMENT supersedes any prior agreement between the parties, oral or written. Any amendment to this AGREEMENT must be in writing specifically referring to this AGREEMENT and signed by the duly authorized representative of each party to be bound by such amendment.

10.0 INTERPRETATION

     This AGREEMENT will be construed without regard to the party or parties responsible for its preparation, and will be deemed to have been prepared jointly by the parties hereto. In resolving any ambiguity or uncertainty existing herein, the OAK TECHNOLOGY and UMC agree that no consideration or weight shall be given to the identity of the party drafting all or any portion of this AGREEMENT.

11.0.     HEADINGS AND SEVERABILITY

     11.1 The Article headings herein are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

     11.2 In the event that any of the terms of this AGREEMENT are in conflict with any rule of law or statutory provision or otherwise are unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this AGREEMENT, but such invalidity or unenforceability shall not invalidate any of the other terms of this AGREEMENT, and this AGREEMENT shall

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continue in full force and effect.

12.0 APPLICABLE LAW

     This AGREEMENT shall be construed, interpreted, and applied in accordance with the laws of the State of California, in the United States of America, as applied to contracts made and performed entirely within the State of California. Both parties agree that if it is necessary to enforce this AGREEMENT by legal action, the prevailing party in any such action will be entitled to any attorney fees and costs required to enforce this AGREEMENT in addition to all other relief to which it may be entitled.

13.0 VENUE AND JURISDICTION

     The exclusive venue for any action relating to or arising out of this AGREEMENT, including the enforcement thereof, shall be courts in the State of California with preference for the United States District Court for the Northern District of California, San Jose Division, and the parties hereto expressly submit to the jurisdiction of said courts.

14.0 NOTICES

     All notices under this AGREEMENT shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows (with a copy by fax):

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     To OAK TECHNOLOGY: Shawn Soderberg, Esq.
                        General Counsel
                        Oak Technology, Inc.
                        139 Kifer Court
                        Sunnyvale, California 94086
                        Fax:   (408) 737-3838



     TO UMC:            M.K. Tsai
                        United Microelectronics Corp.
                        No. 13 Innovation Road I
                        Science Based Industrial Park
                        Hsin Chu City Taiwan R.O. C.
                        Fax:  86-03-577-4767


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Either party may change its designated address for notices provided under this
AGREEMENT upon written notice to the other.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives.

       OAK TECHNOLOGY, INC.             UNITED MICROELECTRONICS CORP.

By:_________________________            By:____________________________

Title:______________________            Title: ________________________

Date: ______________________            Date:__________________________


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